EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Tanger Properties Limited Partnership on Forms S-3 (File Nos. 33-99736-01, 333-3526-01 and 333-39365-01) of our report dated June 30, 1998, on our audit of the Statement of Revenues and Certain Operating Expenses of Sanibel Factory Stores for the year ended December 31, 1997, which report is included in this Current Report on Form 8-K.



                                          PricewaterhouseCoopers LLP

Greensboro, North Carolina
July 31, 1998